Exhibit 99.1

Vertex Announces Third Quarter 2023 Financial Results

KING OF PRUSSIA, PA – November 9, 2023: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its third quarter ended September 30, 2023.

“We delivered strong results in the third quarter, reflecting our recent growth investments”, noted David DeStefano, President, Chief Executive Officer, and Chairperson of the Board.  “We have built a durable execution engine and an unmatched competitive position in the enterprise segment.  Our solutions are a must-have for today’s global businesses facing increased tax complexity, and we believe this will continue to create a strong demand environment.”

Third Quarter 2023 Financial Results

●	Total revenues of $145.0 million, up 14.9% year-over-year.
●	Software subscription revenues of $121.3 million, up 14.0% year-over-year.
●	Cloud revenues of $54.6 million, up 24.8% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $484.9 million, up 17.8% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $112,690 at September 30, 2023, compared to $97,300 at September 30, 2022 and $109,170 at June 30, 2023.
●	Net Revenue Retention (“NRR”) was 111%, compared to 109% at September 30, 2022, and 111% at June 30, 2023.
●	Gross Revenue Retention (“GRR”) was 96%, consistent with September 30, 2022, and the second quarter of 2023.
●	Loss from operations of $(2.0) million, compared to loss from operations of $(0.9) million for the same period prior year. Non-GAAP operating income of $22.8 million, compared to $17.8 million for the same period prior year.
●	Net loss of $(3.4) million, compared to net loss of $(1.1) million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B shares of $(0.02) for 2023, compared to net loss of $(0.01) for the same period prior year.
●	Non-GAAP net income of $16.6 million and Non-GAAP diluted EPS of $0.10.
●	Adjusted EBITDA of $26.6 million, compared to $20.7 million for the same period prior year. Adjusted EBITDA margin of 18.4%, compared to 16.4% for the same period prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the fourth quarter of 2023, the Company currently expects:

●	Revenues of $145 million to $147 million; and

●	Adjusted EBITDA of $27.5 million to $29.5 million.

For the full-year 2023, the Company currently expects:

●	Revenues of $562.5 to $564.5 million;
●	Cloud revenue growth of 25%; and
●	Adjusted EBITDA of $96.3 to $98.3 million.

John Schwab, Chief Financial Officer added, “Throughout the first nine months of 2023, we have consistently exceeded our financial expectations.  Accordingly, we are once again increasing our full-year guidance for both revenue and Adjusted EBITDA to reflect the strong year-to-date financial results.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, litigation settlements, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, November 9, 2023, to discuss its third quarter 2023 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10183223, or via the Company’s Investor Relations website. The replay will expire on November 23, 2023 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,400 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; the potential effects on our business from the existence of a global endemic or pandemic; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Customers	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Direct	4,230	4,289	4,278	4,284	4,303
Indirect	268	270	291	329	373
Total	4,498	4,559	4,569	4,613	4,676

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net loss or income the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net loss or income for the respective periods to determine non-GAAP loss or income before income taxes. Non-GAAP loss or income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of September 30,	December 31,
(In thousands, except per share data)	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,499	$91,803
Funds held for customers	31,623	14,945
Accounts receivable, net of allowance of $14,308 and $9,554, respectively	129,018	102,885
Prepaid expenses and other current assets	19,637	22,340	(A)
Investment securities available-for-sale, at fair value (amortized cost of $8,359 and $11,220, respectively)	8,326	11,173
Total current assets	238,103	243,146	(A)
Property and equipment, net of accumulated depreciation	100,270	101,090	(A)
Capitalized software, net of accumulated amortization	39,356	39,012
Goodwill and other intangible assets	253,976	257,023
Deferred commissions	17,094	15,463
Deferred income tax asset	40,557	30,938
Operating lease right-of-use assets	15,333	17,187
Other assets	15,379	15,333	(A)
Total assets	$720,068	$719,192
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$2,188
Accounts payable	24,379	14,329
Accrued expenses	49,614	38,234
Customer funds obligations	29,117	12,121
Accrued salaries and benefits	17,355	10,790
Accrued variable compensation	23,232	23,729
Deferred compensation, current	—	2,809
Deferred revenue, current	264,785	268,847
Current portion of operating lease liabilities	4,198	4,086
Current portion of finance lease liabilities	84	103
Deferred purchase consideration, current	10,000	19,824
Purchase commitment and contingent consideration liabilities, current	7,842	6,149
Total current liabilities	433,106	403,209
Deferred revenue, net of current portion	2,030	10,289
Debt, net of current portion	44,863	46,709
Operating lease liabilities, net of current portion	17,445	20,421
Finance lease liabilities, net of current portion	65	10
Purchase commitment and contingent consideration liabilities, net of current portion	2,200	8,412
Deferred other liabilities	187	417
Total liabilities	499,896	489,467
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 55,825 and 50,014 shares issued and outstanding, respectively	56	50
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 96,839 and 100,307 shares issued and outstanding, respectively	97	100
Additional paid in capital	265,251	244,820
(Accumulated deficit) retained earnings	(15,920)	12,507
Accumulated other comprehensive loss	(29,312)	(27,752)
Total stockholders' equity	220,172	229,725
Total liabilities and stockholders' equity	$720,068	$719,192

(A) December 31, 2022 ending balances reflect an immaterial error correction related to an understatement of prepaid expenses and other current assets of $1,957, an overstatement of property and equipment, net of accumulated depreciation of $14,678, and an understatement of other assets of $12,721, recorded to correct the presentation of capitalized cloud computing implementation costs.

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2023	2022	2023	2022

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$121,285	$106,368	$350,135	$304,587
Services	23,742	19,870	67,338	55,911
Total revenues	145,027	126,238	417,473	360,498
Cost of revenues:
Software subscriptions	41,055	36,638	116,974	105,760
Services	15,816	14,020	45,523	37,893
Total cost of revenues	56,871	50,658	162,497	143,653
Gross profit	88,156	75,580	254,976	216,845
Operating expenses:
Research and development	16,772	10,351	45,314	30,294
Selling and marketing	33,919	30,252	103,196	89,683
General and administrative	35,385	31,679	109,071	90,520
Depreciation and amortization	3,782	2,936	11,401	9,120
Other operating expense , net	316	1,233	1,013	1,927
Total operating expenses	90,174	76,451	269,995	221,544
Loss from operations	(2,018)	(871)	(15,019)	(4,699)
Interest expense, net	597	361	142	1,079
Loss before income taxes	(2,615)	(1,232)	(15,161)	(5,778)
Income tax expense (benefit)	784	(91)	13,266	1,217
Net loss	(3,399)	(1,141)	(28,427)	(6,995)
Other comprehensive (income) loss:
Foreign currency translation adjustments and revaluations, net of tax	5,311	10,670	1,580	24,496
Unrealized (gain) loss on investments, net of tax	(10)	28	(20)	26
Total other comprehensive (income) loss, net of tax	5,301	10,698	1,560	24,522
Total comprehensive loss	$(8,700)	$(11,839)	$(29,987)	$(31,517)

Net loss attributable to Class A stockholders, basic	$(1,228)	$(369)	$(9,960)	$(2,092)
Net loss per Class A share, basic	$(0.02)	$(0.01)	$(0.19)	$(0.05)
Weighted average Class A common stock, basic	54,931	48,488	53,050	44,708
Net loss attributable to Class A stockholders, diluted	$(1,228)	$(369)	$(9,960)	$(2,092)
Net loss per Class A share, diluted	$(0.02)	$(0.01)	$(0.19)	$(0.05)
Weighted average Class A common stock, diluted	54,931	48,488	53,050	44,708

Net loss attributable to Class B stockholders, basic	$(2,171)	$(772)	$(18,467)	$(4,903)
Net loss per Class B share, basic	$(0.02)	$(0.01)	$(0.19)	$(0.05)
Weighted average Class B common stock, basic	97,145	101,307	98,361	104,772
Net loss attributable to Class B stockholders, diluted	$(2,171)	$(772)	$(18,467)	$(4,903)
Net loss per Class B share, diluted	$(0.02)	$(0.01)	$(0.19)	$(0.05)
Weighted average Class B common stock, diluted	97,145	101,307	98,361	104,772

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	September 30,
(In thousands)	2023	2022

	(unaudited)
Cash flows from operating activities:
Net loss	$(28,427)	$(6,995)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52,597	45,328
Amortization of cloud computing implementation costs	1,550	—
Provision for subscription cancellations and non-renewals	1,407	29
Amortization of deferred financing costs	189	181
Change in fair value of contingent consideration liability	1,349	2,000
Write-off of deferred financing costs	—	370
Stock-based compensation expense	26,228	14,383
Deferred income tax (benefit)	(10,034)	(20)
Non-cash operating lease costs	1,855	2,448
Other	(145)	709
Changes in operating assets and liabilities:
Accounts receivable	(30,760)	(17,578)
Prepaid expenses and other current assets	520	(2,465)
Deferred commissions	(1,632)	(1,202)
Accounts payable	10,049	106
Accrued expenses	9,865	6,113
Accrued and deferred compensation	2,487	(12,445)
Deferred revenue	(8,977)	5,250
Operating lease liabilities	(2,863)	(2,837)
Other	1,438	(9,776)	(A)
Net cash provided by operating activities	26,696	23,599	(A)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(474)
Property and equipment additions	(35,357)	(33,546)	(A)
Capitalized software additions	(14,083)	(10,288)
Purchase of investment securities, available-for-sale	(12,864)	(6,127)
Proceeds from sales and maturities of investment securities, available-for-sale	16,040	—
Net cash used in investing activities	(46,264)	(50,435)	(A)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	16,996	(2,603)
Proceeds from term loan	—	50,000
Principal payments on long-term debt	(1,563)	(625)
Payments for deferred financing costs	—	(983)
Proceeds from purchases of stock under ESPP	1,178	967
Payments for taxes related to net share settlement of stock-based awards	(9,210)	(1,012)
Proceeds from exercise of stock options	3,097	1,288
Distributions under Tax Sharing Agreement	—	(536)
Payments for purchase commitment and contingent consideration liabilities	(6,424)	(423)
Payments of finance lease liabilities	(77)	(96)
Payments for deferred purchase commitments	(10,000)	(20,000)
Net cash (used in) provided by financing activities	(6,003)	25,977
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(55)	(1,137)
Net decrease in cash, cash equivalents and restricted cash	(25,626)	(1,996)
Cash, cash equivalents and restricted cash, beginning of period	106,748	98,206
Cash, cash equivalents and restricted cash, end of period	$81,122	$96,210
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$49,499	$72,370
Restricted cash—funds held for customers	31,623	23,840
Total cash, cash equivalents and restricted cash, end of period	$81,122	$96,210

(A) Other changes in operating assets and liabilities, net cash provided by operating activities, property and equipment additions and net cash used in investing activities for the nine months ended September 30, 2022 reflect an immaterial error correction of $9,427 related to the reclassification of capitalized cloud computing implementation costs.

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Non-GAAP cost of revenues, software subscriptions	$26,298	$24,959	$75,681	$71,073
Non-GAAP cost of revenues, services	$15,364	$13,646	$44,069	$36,838
Non-GAAP gross profit	$103,365	$87,633	$297,723	$252,587
Non-GAAP gross margin	71.3%	69.4%	71.3%	70.1%
Non-GAAP research and development expense	$15,374	$9,770	$40,907	$29,101
Non-GAAP selling and marketing expense	$30,998	$27,876	$94,845	$82,066
Non-GAAP general and administrative expense	$30,954	$29,335	$93,499	$83,859
Non-GAAP operating income	$22,841	$17,784	$57,407	$48,522
Non-GAAP net income	$16,572	$12,980	$42,662	$35,345
Non-GAAP diluted EPS	$0.10	$0.08	$0.26	$0.22
Adjusted EBITDA	$26,623	$20,720	$68,808	$57,642
Adjusted EBITDA margin	18.4%	16.4%	16.5%	16.0%
Free cash flow	$9,055	$(1,058)	$(22,744)	$(20,235)
Free cash flow margin	6.2%	(0.8)%	(5.4)%	(5.6)%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$41,055	$36,638	$116,974	$105,760
Stock-based compensation expense	(728)	(577)	(2,143)	(1,502)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(14,029)	(11,102)	(39,150)	(33,185)
Non-GAAP cost of revenues, software subscriptions	$26,298	$24,959	$75,681	$71,073

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$15,816	$14,020	$45,523	$37,893
Stock-based compensation expense	(452)	(374)	(1,454)	(1,055)
Non-GAAP cost of revenues, services	$15,364	$13,646	$44,069	$36,838

Non-GAAP Gross Profit:
Gross profit	$88,156	$75,580	$254,976	$216,845
Stock-based compensation expense	1,180	951	3,597	2,557
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,029	11,102	39,150	33,185
Non-GAAP gross profit	$103,365	$87,633	$297,723	$252,587

Non-GAAP Gross Margin:
Total Revenues	$145,027	$126,238	$417,473	$360,498
Non-GAAP gross margin	71.3%	69.4%	71.3%	70.1%

Non-GAAP Research and Development Expense:
Research and development expense	$16,772	$10,351	$45,314	$30,294
Stock-based compensation expense	(1,398)	(581)	(4,407)	(1,193)
Non-GAAP research and development expense	$15,374	$9,770	$40,907	$29,101

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$33,919	$30,252	$103,196	$89,683
Stock-based compensation expense	(2,325)	(1,621)	(6,305)	(4,594)
Amortization of acquired intangible assets – selling and marketing expense	(596)	(755)	(2,046)	(3,023)
Non-GAAP selling and marketing expense	$30,998	$27,876	$94,845	$82,066

Non-GAAP General and Administrative Expense:
General and administrative expense	$35,385	$31,679	$109,071	$90,520
Stock-based compensation expense	(2,869)	(2,103)	(11,919)	(6,039)
Severance expense	(643)	(241)	(2,103)	(622)
Amortization of cloud computing implementation costs – general and administrative	(919)	—	(1,550)	—
Non-GAAP general and administrative expense	$30,954	$29,335	$93,499	$83,859

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Non-GAAP Operating Income:
Loss from operations	$(2,018)	$(871)	$(15,019)	$(4,699)
Stock-based compensation expense	7,772	5,256	26,228	14,383
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,029	11,102	39,150	33,185
Amortization of acquired intangible assets – selling and marketing expense	596	755	2,046	3,023
Amortization of cloud computing implementation costs – general and administrative	919	—	1,550	—
Severance expense	643	241	2,103	622
Acquisition contingent consideration	900	1,300	1,349	2,000
Transaction costs	—	1	—	8
Non-GAAP operating income	$22,841	$17,784	$57,407	$48,522

Non-GAAP Net Income:
Net loss	$(3,399)	$(1,141)	$(28,427)	$(6,995)
Income tax expense	784	(91)	13,266	1,217
Stock-based compensation expense	7,772	5,256	26,228	14,383
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,029	11,102	39,150	33,185
Amortization of acquired intangible assets – selling and marketing expense	596	755	2,046	3,023
Amortization of cloud computing implementation costs – general and administrative	919	—	1,550	—
Severance expense	643	241	2,103	622
Acquisition contingent consideration	900	1,300	1,349	2,000
Transaction costs	—	1	—	8
Non-GAAP income before income taxes	22,244	17,423	57,265	47,443
Income tax adjustment at statutory rate	(5,672)	(4,443)	(14,603)	(12,098)
Non-GAAP net income	$16,572	$12,980	$42,662	$35,345

Non-GAAP Diluted EPS:
Non-GAAP net income	$16,572	$12,980	$42,662	$35,345
Weighted average Class A and B common stock, diluted	162,182	159,043	161,559	158,654
Non-GAAP diluted EPS	$0.10	$0.08	$0.26	$0.22

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
Adjusted EBITDA:
Net loss	$(3,399)	$(1,141)	$(28,427)	$(6,995)
Interest expense, net	597	361	142	1,079
Income tax expense (benefit)	784	(91)	13,266	1,217
Depreciation and amortization – property and equipment	3,782	2,936	11,401	9,120
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	14,029	11,102	39,150	33,185
Amortization of acquired intangible assets – selling and marketing expense	596	755	2,046	3,023
Amortization of cloud computing implementation costs – general and administrative	919	—	1,550	—
Stock-based compensation expense	7,772	5,256	26,228	14,383
Severance expense	643	241	2,103	622
Acquisition contingent consideration	900	1,300	1,349	2,000
Transaction costs	—	1	—	8
Adjusted EBITDA	$26,623	$20,720	$68,808	$57,642

Adjusted EBITDA Margin:
Total revenues	$145,027	$126,238	$417,473	$360,498
Adjusted EBITDA margin	18.4%	16.4%	16.5%	16.0%

	Three months ended			Nine months ended
	September 30,			September 30,
(Dollars in thousands)	2023	2022		2023		2022
Free Cash Flow:
Cash provided by operating activities	$27,594	$15,011	(A)	$26,696	(B)	$23,599	(A)
Property and equipment additions	(13,498)	(11,707)	(A)	(35,357)	(B)	(33,546)	(A)
Capitalized software additions	(5,041)	(4,362)		(14,083)		(10,288)
Free cash flow	$9,055	$(1,058)		$(22,744)		$(20,235)

Free Cash Flow Margin:
Total revenues	$145,027	$126,238		$417,473		$360,498
Free cash flow margin	6.2%	(0.8)%		(5.4)%		(5.6)%

(A) Cash provided by operating activities and property and equipment additions for the three and nine months ended September 30, 2022 reflect immaterial error corrections of $3,439 and $9,427, respectively related to the reclassification of capitalized cloud computing implementation costs from property and equipment additions to other changes in operating assets and liabilities.

(B) Cash provided by operating activities and property and equipment additions for the nine months ended September 30, 2023 reflect immaterial error corrections of $3,264, related to the reclassification of capitalized cloud computing implementation costs for the three months ended March 31, 2023 from property and equipment additions to prepaid expenses and other current assets and other changes in operating assets and liabilities.

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com